UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):    November 24, 2015

NEW CONCEPT ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-08187	75-2399477
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 300 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    972-407-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to the Vote of Security Holders

On November 24, 2015, the Annual Meeting of Stockholders of New Concept Energy, Inc. (“NCE” or the “Issuer” or the “Registrant”) was held following a solicitation of proxies pursuant to a Notice of Annual Meeting and related Proxy Statement, each dated October 26, 2015, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.  On the record date of October 23, 2015, a total of 1,946,935 shares of Common Stock and 559 shares of Series B Preferred Stock were outstanding, with each share entitled to cast one vote.

At the Annual Meeting, which involved the election of directors and the ratification of the appointment of the independent registered public accounting firm, properly executed and valid proxies covering 1,623,527 shares of Common Stock were received and no proxies covering any shares of Series B Preferred Stock were received.

At such meeting, the following named persons received the number of votes cast for, against or withheld.

Name	No. of Votes For	% For of Shares Present or by Proxy	No. of Votes Against	No. of Votes Abstained or Withheld
Gene S. Bertcher	1,183,907	72.92%	60	12,862
James E. Huffstickler	1,183,907	72.92%	60	12,862
Dan Locklear	1,183,967	72.93%	--	12,862
Victor L. Lund	1,183,967	72.93%	--	12,862
Raymond Roberts	1,021,075	62.29%	162,892	12,862

Broker non-votes with respect to each director candidate were 727,962 shares.

The only other substantive matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2015, and any interim period.  A total of 1,559,132 votes were cast FOR, 48,030 votes were cast AGAINST, and 16,365 votes ABSTAINED from voting with respect to such proposal.  There were no broker non-votes.

The Proxy Card also contained an opportunity for the stockholders to vote in the discretion of the proxies on any other matter which might properly come before the meeting.  On that matter a total of 1,513,254 votes were cast FOR, 100,645 votes were cast AGAINST, and 9,627 votes ABSTAINED from voting on such matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2015	NEW CONCEPT ENERGY, INC.

By: /s/ Gene S. Bertcher Gene S. Bertcher, President